UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report: March 23, 2026
(Date of earliest event reported)
SUN COMMUNITIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 300,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant.

As previously discussed in the Current Report on Form 8-K filed on March 27, 2026 (the "Original 8-K"), the Audit Committee (the "Committee") of the Board of Directors of Sun Communities, Inc. (the "Company") appointed Deloitte & Touche LLP ("Deloitte") as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2026. On May 12, 2026 (the "Effective Date"), the Company formally engaged Deloitte as its new independent registered public accounting firm.

During the fiscal years ended December 31, 2025 and 2024, and for the subsequent interim period through the Effective Date, the Company did not, nor did anyone on its behalf, consult with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

As previously disclosed in the Original 8-K on March 23, 2026, the Committee dismissed Grant Thornton LLP ("Grant Thornton") as the Company's independent registered public accounting firm, effective upon completion of its engagement services for the review of the Company's consolidated financial statements for the period ended March 31, 2026, which was completed on April 28, 2026. The audit reports of Grant Thornton on the consolidated financial statements of the Company for each of the past two fiscal years ended December 31, 2025 and 2024, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's two most recent fiscal years ended December 31, 2025 and 2024, and for the subsequent interim period through April 28, 2026, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference thereto in its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the previously disclosed material weakness in the Company's internal control over financial reporting as of December 31, 2024, which was remediated in 2025, relating to the lack of an effective risk assessment process that defined clear financial reporting objectives, that identified and evaluated risks of misstatement due to errors over certain financial reporting processes, or that developed internal controls to mitigate those risks. The Company has authorized Grant Thornton to respond fully to the inquiries of the successor auditor concerning the subject matter of this reportable event.

The Company provided Grant Thornton with a copy of the disclosures contained in this Current Report on Form 8-K/A and requested that Grant Thornton furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Grant Thornton's letter, dated May 13, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description	Method of Filing
16.1	Letter of Grant Thornton LLP dated May 13, 2026	Filed herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 13, 2026	By:	/s/ Fernando Castro-Caratini
Fernando Castro-Caratini, Chief Financial Officer, Executive Vice President, Secretary and Treasurer